Exhibit 99.1

For more information, contact:

Peter Kuipers	Jessika Parry
Omnicell, Inc.	Next Step Communications
(650) 251-6180	(781) 326-1741
peter.kuipers@omnicell.com	omnicell@nextstepcomms.com

Omnicell, Inc. to Acquire Aesynt for $275 Million

•                        Offers healthcare providers unparalleled flexibility and scalability in medication management systems

•                        Supports commitment to patient safety, efficiency & provider growth with leading central pharmacy and IV compounding automation solutions

•                        Immediately accretive to non-GAAP EPS

Mountain View, Calif.,—October 29, 2015—Omnicell, Inc., (NASDAQ:OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced it has entered into a definitive agreement to acquire Aesynt Incorporated. The acquisition would create the broadest product portfolio in the industry with significant offerings in automated dispensing systems, central pharmacy robotics, IV robotics and enterprise analytics.

The combined company would support approximately 4,000 acute care facilities worldwide, have annual revenues of over $650 million and have approximately 2,200 employees.

“As hospitals search for ways to provide the best patient care and also the most efficient care, customers are looking for solutions that can be scaled and customized to fit the unique needs of their health system,” said Randall Lipps, Chairman, President and CEO, Omnicell. “By adding distinct capacities in dispensing systems, central pharmacy robotics, IV robotics and analytics, this acquisition demonstrates our continued commitment to offer our customers leading pharmacy automation solutions tailored to the specific needs of their facilities and patients. We also expect that as a combined entity we can accelerate innovation in the marketplace by leveraging the combined strengths of the Aesynt and Omnicell teams.  Choice, innovation and value make this a great acquisition for Omnicell and our customers.”

Aesynt, based in Cranberry Township, Pa., is a leader in enterprise medication management.  Specific solutions include:

•                  IV Solutions: Full suite of automated and semi-automated solutions for the IV room including hazardous and non-hazardous solutions with IV workflow, compounding software and IV preparation analytics.

•                  Central Pharmacy Solutions: Leading solutions including unit dose medication dispensing robots, vertical storage and dispensing of medications, open shelf inventory tracking and unit dose repackaging products and services.

•                  Point of Care Solutions: Medication storage and dispensing cabinets for nursing units and operating rooms and narcotic medication storage and dispensing.

•                  Enterprise Software: Dynamic, enterprise-wide medication logistics management software, automated procurement and order management, and reporting and analytics for inventory management and medication utilization.

“Omnicell and Aesynt share a passion for and commitment to affordable, safe medication delivery through innovation and automation,” said Kraig McEwen, Aesynt CEO. “Today, healthcare organizations embrace Aesynt’s robust medication management tools, which complement Omnicell’s product portfolio and international footprint.  We are delighted to work with the Omnicell team.  Our common goal to improve healthcare for everyone will now be realized.”

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Transaction Highlights

The contemplated total aggregate consideration is $275 million, in cash, plus cash on hand at signing minus indebtedness at signing, or approximately $217.3 million, subject to certain adjustments at closing as provided for in the securities purchase agreement. The completion of the transaction is subject to Hart-Scott-Rodino review and the satisfaction of other customary closing conditions, and is expected to close in 2016. Aesynt recorded approximately $182 million of revenue and approximately $20 million of adjusted EBITDA (unaudited) in the last twelve months ended June 30, 2015.

To finance the transaction, Omnicell will use cash available on its balance sheet and proceeds from $300 million in senior secured credit facilities.  Omnicell and Wells Fargo Securities, LLC and Wells Fargo Bank, N.A. have executed a committed financing letter for the new senior secured credit facilities Omnicell intends to enter into at the time of  closing the transaction. Assuming the transaction closes in 2016, it is expected to be immediately accretive to non-GAAP earnings per share.

Omnicell’s financial advisor in this transaction was Greenhill & Co., LLC and Sidley Austin LLP, Cooley LLP and Jones Day served as legal counsel.

Omnicell will discuss the transaction in more detail during the Omnicell Third Quarter 2015 earnings results conference call today.  A live webcast and the accompanying presentation relating to the transaction will be available in the “Investor Relations” section of Omnicell’s website at www.Omnicell.com.

Conference call date:  Oct. 29, 2015

Time: 2:30 pm Pacific (5:30 pm Eastern)

Dial in number: 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations

Conference ID:  66699013

Internet users can access the conference call at: http://ir.omnicell.com/events.cfm.

A replay of the call will be available today at approximately 5:30 p.m. PT and will be available until 11:59 p.m. PT on November 12, 2015. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 66699013.

About Aesynt

Aesynt combines years of healthcare expertise with a comprehensive portfolio of pharmacy automation and information management tools. Aesynt partners with healthcare organizations to fully optimize all medication forms enterprise-wide, driving dramatic cost reductions and improved patient safety. With leading solutions for sterile compounding, enterprise-wide inventory management, and medication dispensing, Aesynt is committed to developing innovative solutions to solve the most pressing challenges for our global healthcare partners. For more information, visit www.aesynt.com or follow Aesynt on Twitter or LinkedIn.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire health care continuum—from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 7,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit www.omnicell.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated acquisition of Aesynt and the timing and benefits thereof, the expected combined operations of Omnicell and Aesynt and Omnicell’s financing plans for the Aesynt acquisition. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.  Risks include, without limitation, risks related to Omnicell’s ability to complete the acquisition on the proposed terms and schedule (including risks relating to regulatory approvals for the transaction); whether Omnicell or Aesynt will be able to satisfy their respective closing conditions related to the acquisition; whether Omnicell will obtain financing for the transaction on the expected timeline and terms; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell’s shares could decline. Other risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

OMCL-G

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